Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information:

bea.com/news

+1-408-570-8004

BEA Systems Appoints Kiran Patel to Board of Directors

Proven Business Leader Brings Further Business Development, Financial and Operating Expertise to Board

San Jose, Calif. – Feb. 15, 2007 – The Board of Directors of BEA Systems, Inc., (NASDAQ: BEAS) announces the appointment of Kiran Patel, 58, senior vice president and chief financial officer of Intuit Inc., to its board of directors.

At Intuit, Patel is responsible for all financial aspects of the company, including investor relations, supply chain management, the order-to-cash process, procurement, real estate and information technology.

“Kiran is a respected and established industry veteran whose extensive business development, financial and operating experience will be a tremendous asset for the Company as we continue to focus on our financial performance for sustainable, profitable growth,” said Alfred Chuang, chairman and chief executive officer, BEA Systems, Inc.

“BEA’s combination of business leadership, market execution and customer momentum is compelling,” said Patel. “I am excited to join such a solid company, so well-positioned for the next wave of innovation.”

Patel joined Intuit from Solectron Corp., a leading global provider of electronics manufacturing and integrated supply chain services, where he served as executive vice president and chief financial officer since 2001. In that role he led Solectron’s finance, legal, investor relations and business development activities.

Before joining Solectron, Patel had a 27-year career with Cummins Inc., a worldwide designer and manufacturer of diesel and natural gas engines, engine components and subsystems. In addition to holding a number of finance positions at both the operating unit and corporate levels, he led a number of business units, including the company’s Brazil subsidiary and Fleetguard Inc. units. In 1996, he became vice president and chief financial officer and was promoted to executive vice president in 1999.

Patel is a certified public accountant and holds a master’s degree in business administration and a bachelor’s degree in electrical engineering from the University of Tennessee.

About BEA Systems, Inc.

BEA Systems, Inc. (NASDAQ: BEAS) is a world leader in enterprise infrastructure software. BEA’s SOA 360o platform is the industry’s most unified SOA platform for business transformation and optimization, in order to improve cost structures and grow new revenue streams. Information about how BEA is enabling customers to achieve Business LiquidITy can be found at www.bea.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements that Mr. Patel’s extensive business development, financial and operating experience will be a tremendous asset for the Company as it continues to focus on financial performance for sustainable, profitable growth; that the Company’s combination of business leadership, market execution and customer momentum is compelling; and that the Company is well-positioned for the next wave of innovation. Actual results and outcomes could differ significantly from our current expectations due to a range of factors, including the Company’s ability to successfully develop, market and sell its products, and market, competitive and regulatory conditions. For additional factors and risks, please refer to our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended Jan. 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, as well as similar disclosures in subsequent SEC filings.

The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

Contact Information

Investor Contact

Kevin Faulkner, Vice President, Investor Relations

BEA SYSTEMS, INC.

+1-408-570-8293

kevin.faulkner@bea.com

Media Contact

Diana Wong, Director, Corporate Communications

BEA SYSTEMS, INC.

+1-408-570-8389

diana.wong@bea.com

BEA Systems, Tuxedo, WebLogic, BEA JRockit and BEA WebLogic Server are registered trademarks, and BEA WebLogic Enterprise Platform, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, Business LiquidITy, BEA microServices Architecture and BEA WebLogic Enterprise Security are trademarks, of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

# # #